Exhibit 4.15

RIGHTS ASSIGNMENT AGREEMENT

among

He Jilun

and

Sichuan Time Share Advertising & Communication Co., Ltd.

and

Xi’an Time Share Technology Information Co., Ltd.

RIGHTS ASSIGNMENT AGREEMENT

This Rights Assignment Agreement (hereinafter “Agreement”) has been entered into on December 19 th, 2007 in Beijing, China, between the following parties:

Party A: He Jilun

Address: #10, Zhengdong Street 124, Wujin Town, Xinjin County, Sichuan Province

Party B: Sichuan Time Share Advertising & Communication Co., Ltd

Address: Guixi Industrial Park, High-Tech DC, Chengdu

Party C: Xi’an Time Share Technology Information Co., Ltd

Address: Guixi Industrial Park, High-Tech DC, Chengdu

The above signing parties are hereinafter individually referred to as a “Party” and collectively referred to as the “Parties”.

WHEREAS

A)

Party A has signed the Loan Agreement (hereinafter “Loan Agreement”) with Party B on December 19th, 2007, and according to the Loan Agreement, Party A shall provide Party B with a loan in RMB of an amount equivalent to USD 20 million (the exchange rate between USD and RMB shall be the rate on the date of the actual transaction).

B)	Party A desires to assign the rights of acquiring repayment of the principal and interest of the USD 20 million equivalent loan (the exchange rate between USD and RMB shall be the rate on the date of the actual transaction) under the Loan Agreement to Party C according to the terms of this Agreement, and Party C agrees to assign such rights according to this Agreement.

THEREFORE, Party A , Party B and Party C hereby agree as follows:

1.	DEFINITIONS

Unless otherwise stipulated, the following terms used in the Agreement shall be interpreted as follows:

Payment Rights: Party A has the rights of acquiring repayment of the principal and interest of the USD 20 million equivalent loan in RMB (the exchange rate between USD and RMB shall be the rate on the date of the actual transaction) according to the Loan Agreement, and Party A has other rights including but not limited to the Breach Relief Rights according to the Loan Agreement.

Effective Date: The date on which this Agreement is signed and sealed by the duly authorized representatives of the parties under the Agreement.

China: The term refers to the People’s Republic of China, and does not include Hong Kong, Macao and Taiwan for the purpose of this Agreement.

Chinese Laws: The term refers to effective laws, administrative rules and regulations, regional rules, judicial interpretations and other standards that are legally binding in China as of the Effective Date.

2.	TRANSFER OF REPAYMENT RIGHTS

Party A agrees to transfer to Party C the repayment rights under the Loan Agreement; Party B acknowledges and agrees with the transfer of such rights; and Party C accepts the transfer of such rights.

As of the Effective Date, Party A shall not have the repayment rights under the Loan Agreement, and Party C has the right to request repayment from Party B for the loan principal and interest, as stipulated under the Loan Agreement.

The transfer of Party A’s repayment rights under the Agreement is irrevocable and non-withdrawable. Party B shall bear the obligation of repaying Party C from the Effective Date.

3.	REPRESENTATIONS, WARRANTIES AND COVENANTS

Party A represents, warrants and covenants as follows:

Party A is a citizen of China with full civil capacity; has the right to sign, render and fulfill this Agreement; and is able to serve independently as an entity in a lawsuit;

Party A’s signing, rendering and fulfillment of this Agreement does not breach any other agreements signed by Party A with any third party at the date of signing of this Agreement as well as any other contracts and agreements that are legally binding; and do not violate any Chinese Laws without any authorization or approval from the government;

The Loan Agreement signed between Party A and Party B is legally effective, and shall be equally binding upon both parties;

The repayment rights that Party A has according to the Loan Agreement are legally effective, and are transferable properties by law;

Party A shall not have the repayment rights from Party B from the Effective Date, but Party A shall provide all necessary efforts to Party C for its payment rights;

The occurrence of Events of Default under the Loan Agreement signed between Party A and Party C on December 19th, 2007 constitutes the breach of this Agreement by Party A.

Party B represents, warrants and covenants as follows:

Party B is a limited liability company legally registered and effectively existing under Chinese Laws with an independent corporate status; has complete and independent legal status and capacity to sign, render and fulfill this Agreement; and is able to serve independently as an entity in a lawsuit;

Party B has acquired corporate authorization and the approval needed for the signing and fulfillment of this Agreement; its signing and fulfillment of the Agreement do not violate any corporate regulations or internal policy rules as well as any Chinese Laws, contracts or agreements that are legally binding; and do not need any authorization or approval from the China government;

The Loan Agreement signed between Party B and Party A is legally effective, and shall be equally binding upon both parties.

Party C represents, warrants and covenants as follows:

Party C is a limited liability company legally registered and effectively existing under the Chinese Laws with an independent corporate status; has complete, independent legal status and capacity to sign, render and fulfill this Agreement; and is able to serve independently as an entity in a lawsuit;

Party C has acquired internal authorization and the approval needed for the signing and fulfillment of this Agreement; its signing and fulfillment of the Agreement do not violate any corporate regulations or internal policy rules as well as any Chinese Laws, contracts or agreements that are binding; and do not need any authorization or approval from the China government;

4.	BREACH OF AGREEMENT

The Parties agree and confirm that if any Party is virtually in default or breaches any provision of the Agreement (hereinafter “Breaching Party”), it constitutes the breach of the Agreement (hereinafter “Breach”), and any Party whose benefits are harmed (hereinafter “Observant Party”) has the right to request the Breaching Party to correct or remedy the Breach within a reasonable period of time. If the Breaching Party fails to correct or remedy the Breach within the reasonable time or within ten (10) days from the date the Observant Party issues notice to the Breaching Party of the Breach, the Observant Party has the right to request for forced fulfillment of the obligations of the Breaching Party under the Agreement.

5.	CONFIDENTIALITY

The Parties agree that materials and information obtained or acquired from another Party in the performance of the Agreement are confidential (“Confidential Information”) and agree to take all reasonable actions to maintain them confidential. Each Party shall not disclose, provide or transfer Confidential Information to any third party, or use it for any purpose other than the performance of this Agreement, without prior written consent of the providing party.

6.	NOTICE

Any notice, request, inquiry and other correspondence required by or made according to this Agreement shall be made available in writing to the concerned Party.

The notices shall be deemed to have been served in the case of facsimile or telegram at the time of transmission; in the case of courier, at the time of first service; or in the case of mail, five (5) days after it has been postmarked.

7.	MISCELLANEOUS

This Agreement shall take effect immediately after being signed and sealed by the legal representative or authorized representatives of the Parties, and shall be automatically terminated at the date on which the loan is repaid in full.

The Agreement is executed in three (3) originals in Chinese, with each Party hereto holding one (1) original.

The Agreement shall be construed, enforced, performed, amended, interpreted and terminated in accordance with the Chinese Laws.

Any controversy or claim arising out of or relating to this Agreement shall be settled through negotiations by the Parties, and any Party may request settling such dispute by binding arbitration through the China International Economic and Trade Arbitration Commission. Arbitration procedures and any proceedings shall be conducted in Beijing using the Chinese language. The arbitration award shall be final and binding to the Parties.

The headings of the articles of this Agreement are provided only for index, and in no circumstances such headings shall affect the interpretation of the terms of the Agreement.

Each provision of the Agreement shall be deemed to be separate and independent to one another, and the invalidity, noncompliance or unenforceability of any such provision shall not affect the validity, compliance and enforceability of any other provision of this Agreement.

Any amendment or supplement to the Agreement shall be made in writing, and become effective after being signed by the Parties of the Agreement.

Neither Party shall assign any benefit or interest in or under the Agreement.

This Agreement shall be binding upon the legitimate successors of the Parties.

[Execution page, no text]

Party A: He Jilun (signature)

Party B: Sichuan Time Share Advertising & Communication Co., Ltd.

Legal / Authorized Representative

(signature)

Party C: Xi’an Time Share Technology Information Co., Ltd.

Legal / Authorized Representative

(signature)